Ex-10.48
Assignment and Amendment of Employment Agreement by and between Dennis Wood, eTraxx Corporation and the Company dated July 1, 2000


                                  EXHIBIT 10.48


                ASSIGNMENT AND AMENDMENT OF EMPLOYMENT AGREEMENT

                                   ASSIGNMENT

For valuable consideration, receipt which is hereby acknowledged, eTraxx Corporation, whose principle office is located at 1167A Chess Drive, Foster City, CA 94404, hereby assigns all of its right, title and interest in that certain Employment Agreement (the "Agreement") between eTraxx Corporation and Dennis Wood dated April 1, 2000 to Telegen Corporation, effective July 1, 2000.

Telegen Corporation accepts such assignment of the Agreement and agrees to be bound by the terms, obligations and benefits of said Agreement.


eTraxx Corporation:                                  Telegen Corporation:

By: /s/ JESSICA L. STEVENS                           By:    /s/ WILLIAM M. SWAYNE
   -----------------------------------------              ---------------------------------------

Title:   CEO                                         Title:   PRESIDENT/COO
       -------------------------------------                -------------------------------------

Date:   JULY 1, 2000                                 Date:   JULY 1, 2000
      --------------------------------------               --------------------------------------


Acknowledged:

  /s/ DENNIS WOOD
------------------------------------
Dennis Wood

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                                    AMENDMENT

Telegen Corporation, the assignee in the above referenced Agreement, and Dennis
Wood, the Executive, for valuable consideration, receipt which is hereby acknowledged, do hereby agree to amend the Agreement by adding the following as a new paragraph 7 to Schedule 2.4 of the Agreement. The word "Company" as used in this amendment shall mean Telegen Corporation.

        "7. Executive, upon approval by the Bankruptcy Court of the Company's Plan of Reorganization, shall be granted a qualified stock option to purchase 100,000 shares of the Company
        (Telegen) Shares at the exercise price of $1.75 per share.
        Such options shall vest monthly on a pro rata basis over a 12 month period at 8,333 shares per month commencing from July 1, 2000 and shall be issued under the Company's employee incentive stock option plan. Executive shall be entitled to registration rights, as may be required, for all underlying
        Company Shares in like manner, right, and time as any owned by any executive of Company. Such underlying shares shall be included in any subsequent S-1 or other registration statement as may be required to be filed with the SEC. There would be a 100% acceleration in the vesting for all of these non-vested
        Company Shares should there be (i) a change in control of the Company, (ii) Executives business segment of the Company for which he is organizationally responsible or is assigned to for personal, administrative or business reasons is transferred by sale, merger or any other method to an entity, or (iii)
        Executive is terminated under paragraph 3.2(a)(1) from the employment of either the Company or the Subsidiary for any reason, other than "cause."


  /s/ DENNIS WOOD                     Telegen Corporation:
-------------------------------
Dennis Wood
                                      By:    /s/ WILLIAM M. SWAYNE
                                           ------------------------------------

                                      Title:   PRESIDENT/COO
                                             ----------------------------------

                                      Date:   JULY 1, 2000
                                            -----------------------------------